UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 21, 2006

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (301) 984- 9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

The response set forth below under Item 8.01 is incorporated by reference herein.

Item 8.01 Other Events.

On July 21, 2006, Washington Real Estate Investment Trust (“WRIT”) entered into an Underwriting Agreement with Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC and J.P. Morgan Securities Inc. (the “Underwriters”), in connection with the offer and sale of $50,000,000 aggregate principal amount of WRIT’s 5.95% senior notes due June 15, 2011 (the “Notes”). WRIT and the Underwriters intend to consummate the sale and purchase of the Notes pursuant to the Underwriting Agreement on July 26, 2006.

The Notes are described in WRIT’s prospectus supplement dated July 21, 2006 (the “Prospectus Supplement”) which supplements WRIT’s prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to a Registration Statement on Form S-3 (File No. 333-114410), filed with the SEC on April 12, 2004, and declared effective on April 29, 2004 (the “Registration Statement”). The Prospectus Supplement was filed with the SEC on July 21, 2006, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

In connection with the offering of the Notes, WRIT is filing certain exhibits as part of this Form 8-K that are incorporated by reference in their entirety in the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 21, 2006, by and between WRIT and Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC and J.P. Morgan Securities Inc., in connection with the offer and sale of $50,000,000 aggregate principal amount of WRIT’s 5.95% senior notes due June 15, 2011.

5.1	Opinion of Arent Fox PLLC in connection with the Notes.

23.1	Consent of Arent Fox PLLC (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST

By:	/s/ SARA L. GROOTWASSINK
Sara L. Grootwassink
Chief Financial Officer

July 24, 2006

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